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                                                                    Exhibit 99.2

DISTRICT COURT, COUNTY OF BOULDER, COLORADO

Case No. 99CV1057        Div. 3
______________________________________________________________________________

SUMMONS
______________________________________________________________________________

FREDERICK MYERS, on Behalf of Himself and All Others Similarly Situated,

Plaintiff,

v.

CORPORATE EXPRESS, INC., JAMES P. ARGYROPOULOS, MARTIN E. FRANKLIN, JANET A. HICKEY, ROBERT L. KING, JIRKA RYSAVY, MO SIEGEL AND JEFFREY J. STEINER,

Defendants.
______________________________________________________________________________

THE PEOPLE OF THE STATE OF COLORADO
TO THE ABOVE NAMED DEFENDANT CORPORATE EXPRESS, INC.:

     You are hereby summoned and required to file with the clerk of this court an answer or other response to the attached complaint. If service of the summons and complaint was made upon you within the State of Colorado, you are required to file your answer or other response within 20 days after such service upon you. If service of the summons and complaint was made upon you outside of the State of Colorado, you are required to file your answer or other response within 30 days after such service upon you.

     If you fail to file your answer or other response to the complaint in writing within the applicable time period, judgment by default may be entered against you by the court for the relief demanded in the complaint without further notice.

     The following documents are also served herewith: Class Action Complaint and Jury Demand.

Dated: July 14, 1999.               DYER DONNELLY

                                          /s/ Robert J. Dyer III
                                    -----------------------------------------
                                    ROBERT J. DYER III (#5734)
                                    JEFFREY A. BERENS (#28007)
                                    801 East 17/th/ Avenue
                                    Denver, CO 80218-1417
                                    Telephone: 303/861-3003

THIS SUMMONS IS ISSUED PURSUANT TO C.R.C.P. 4.
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DISTRICT COURT, COUNTY OF BOULDER, COLORADO

Case No. 99CV1057        Div. 3
______________________________________________________________________________

CLASS ACTION COMPLAINT AND JURY DEMAND
______________________________________________________________________________

FREDERICK MYERS, on Behalf of Himself and All Others Similarly Situated,

Plaintiff,

v.

CORPORATE EXPRESS, INC., JAMES P. ARGYROPOULOS, MARTIN E. FRANKLIN, JANET A. HICKEY, ROBERT L. KING, JIRKA RYSAVY, MO SIEGEL AND JEFFREY J. STEINER,

Defendants.
______________________________________________________________________________

          Plaintiff, for his complaint, alleges as follows:

                                  THE PARTIES
                                  -----------

          1. Plaintiff Frederick Myers ("plaintiff") is the owner of common stock of Corporate Express, Inc. ("Corporate Express" or the "Company") and has been the owner of such shares continuously since prior to the wrongs complained of herein.

          2. Defendant Corporate Express is a corporation duly existing and organized under the laws of the State of Colorado, with its principal executive offices located at 1 Environmental Way, Broomfield, Colorado. The Company provides goods and services to corporations and organizations. The Company's goods and services include office supplies, paper, computer and imaging supplies, computer desktop software, office furniture, and janitorial and cleaning supplies. Corporate Express is and at all times relevant hereto has been listed on the NASDAQ Exchange.

          3. Defendant Jirka Rysavy ("Rysavy") is and at all times relevant hereto has been Chairman Emeritus of the Board of Directors of Corporate Express. Mr. Rysavy founded the Company in 1986 and served as Chief Executive Officer until September 1998 and Chairman until January 1999.

          4. Defendant Robert L. King ("King") is and at all times relevant hereto has been President, Chief Executive Office and a Director of Corporate Express.

          5. Defendants James P. Argyropoulos, Martin E. Franklin, Janet A. Hickey, Mo Siegel and Jeffrey J. Steiner are and were, at all times relevant hereto, directors of Corporate Express.

          6. The defendants referred to in paragraphs 3-5 are collectively referred to herein as the "Individual Defendants."

          7. By reason of the above Individual Defendants' positions with the Company as officers and/or directors, said individuals are in a fiduciary relationship with plaintiff and the other public stockholders of Corporate Express, and owe plaintiff and the other members of the class the highest obligations of good faith, fair dealing, due care, loyalty and full, candid and adequate disclosure.

                            CLASS ACTION ALLEGATIONS
                            ------------------------

          8. Plaintiff brings this action on his own behalf and as a class action, pursuant to Rule 23 of the Colorado Rules of Civil Procedure, on behalf of himself and holders of Corporate Express common stock (the "Class").
Excluded from the Class are defendants herein and any person, firm, trust, corporation or other entity related to or affiliated with any of the defendants.

          9. The action is properly maintainable as a class action for the following reasons:

               (a) The Class is so numerous that joinder of all members is impracticable. There are thousands of Corporate Express shareholders who are located throughout the United States. As of June 9, 1999, there were over 104 million shares of Corporate Express common stock outstanding.

               (b) There are questions of law and fact which are common to the Class and which predominate over questions affecting any individual Class member. The common questions include, inter alia, the following:
                                      ----- ----
                    (i)   whether the merger is grossly unfair to the Class;

                    (ii) whether plaintiff and the other members of the Class would be irreparably damaged were the transaction complained of herein consummated; and

                    (iii) whether defendants have breached their fiduciary and other common law duties owed by them to plaintiff and the other members of the Class.

               (c) Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff's claims are typical of the claims of the other members of the Class and plaintiff has the same interests as the other members of the Class. Accordingly, plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class.

               (d) Plaintiff anticipates that there will be no difficulty in the management of this litigation.

               (e) Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.

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          10.  For the reasons stated herein, a class action is superior to other available methods for the fair and efficient adjudication of this controversy and the class action requirements are satisfied.

                            SUBSTANTIVE ALLEGATIONS
                            -----------------------

          11. On June 2, 1999, Corporate Express issued a press release wherein it announced first quarter 1999 results. President and CEO King stated:

               "We are pleased with Corporate Express' first quarter results, which showed a significant improvement versus the previous quarter and reflected the initial benefits of the restructuring efforts that we began in the fourth quarter of last year," said Robert King, President and CEO. "The company generated solid EBITDA of $59 million and significantly improved its operating margin versus the previous quarter, despite some additional restructuring-related activity. We remain very focused on increasing our top-line growth, and we have implemented aggressive sales initiatives, which are expected to increase revenue growth in the latter half of 1999."

                                 *     *     *
               "Our Internet business continued to grow significantly in the first quarter. Corporate Express' April 1999 annualized sales through E-Way, our proprietary Internet ordering system, were almost $100 million, compared with annualized sales of just $22 million in April 1998," added King. "We are focused on leveraging our e-commerce growth and capabilities, and we expect E-Way sales to be in the range of $150 million to $200 million in fiscal 1999."

          12. On July 13, 1999, Buhrmann, NV ("Burhrmann") announced that it had entered into a definitive merger agreement (the "Merger Agreement") with Corporate Express in which Buhrmann will acquire all of the approximately 104 million outstanding shares of Corporate Express for $9.70 per share, a very modest 13% premium. According to the Merger Agreement, Buhrmann will refinance approximately $1.2 billion of Corporate Express debt. As part of the financing, Buhrmann will also sell $350 - $400 million in convertible preferred shares to Apollo Management L.P. and Bain Capital, Inc.

          13. As a result of the transaction, Corporate Express will become a wholly owned subsidiary of Buhrmann.

          14. Pursuant to the terms of the proposed Merger Agreement, King will be named President and CEO of the combined North American business group. The new entity will also have an executive committee comprised primarily of officers of Corporate Express.

          15. In addition, the proposed Merger Agreement calls for currently unknown adjustments to the cash offer price of $9.70 per share and under certain conditions the offer price may be adjusted downward. The "adjustments" depend
           ----------------------------------------
on actual proceeds received by Corporate Express from the sale of certain businesses and assets.

          16. The merger consideration to be paid to the Class members is unfair and grossly inadequate - and may be reduced even further. While the transaction holds little value for the Class members, the combined entity (in which Corporate Express management will play a significant part) expects to realize substantial benefits as a result of the merger. In a July 13, 1999 release, Buhrmann summarized just a few of these benefits:

          . Synergies all expected to exceed $100 million annually, much of which will be realized in year 2000.

          . The transaction will significantly enhance earnings beginning in year 2000.

          . The transaction will create "the world's premier office products distributor in the business-to-business market, and we expect that it will create significant value for our [Buhrmann]
                                   ------------------------------------
               shareholders."
               ------------

          17. The merger consideration to be paid to Class members did not result from an appropriate consideration of the value of Corporate Express. The Individual Defendants made no or little attempt to sufficiently ascertain the true value of Corporate Express. Indeed, the purchase price contained in the Merger Agreement does not represent the true value of Corporate Express's assets and future prospects and, as a result, undervalues each share of Corporate Express.

          18. The Individual Defendants have failed to undertake an appropriate evaluation of Corporate Express's true value and worth as a merger/acquisition candidate, using the sale of Corporate Express to aggrandize their own financial positions at the expense of Corporate Express's public shareholders. Thus, the Individual Defendants have made no or little effort to maximize shareholder value and have, instead, agreed to the merger which will only serve to inhibit the maximization of shareholder value.

          19.  The Individual Defendants were and are under a duty:

               (a) to fully inform themselves of the market value of Corporate Express as a merger/acquisition candidate before taking, or agreeing to refrain from taking, action;

               (b) to take all appropriate steps to enhance Corporate Express's value and attractiveness as a merger/acquisition candidate;

               (c) to take all appropriate steps to effectively expose Corporate Express to the marketplace, including but not limited to engaging in further negotiations with Corporate Express and all other interested parties;

               (d) to act independently so that the interests of the equity owners are protected;

               (e) to maximize shareholder value;

               (f) to obtain the best financial and other terms when the Company's independent existence will be materially altered by a transaction;

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               (g) to act in accordance with their fundamental duties of due care and loyalty; and

               (h) to adequately ensure that no conflicts of interest exist between the Individual Defendants' own interests and their fiduciary obligations to maximize shareholder value or, if such conflicts exist, to ensure that all conflicts be resolved in the best interests of the shareholders of Corporate Express.

                      COUNT I - - BREACH OF FIDUCIARY DUTY
                      ------------------------------------

          20. By the acts, transactions and courses of conduct alleged herein, defendants, individually and/or as part of a common plan and in breach of their fiduciary duties to plaintiff and the other members of the Class, are attempting to unfairly deprive plaintiff and other members of the Class of the true value of their investment in Corporate Express.

          21. Corporate Express shareholders will, if the transaction is consummated, be deprived of the opportunity for substantial gains which the Company may realize.

          22. By reason of the foregoing acts, practices and course of conduct, the defendants have failed to exercise ordinary care and diligence in the exercise of their fiduciary obligations toward plaintiff and the other Corporate Express public stockholders.

          23. As a result of the actions of defendants, plaintiff and the other members of the Class have been and will be damaged in that they have not and will not receive their fair proportion of the value of the Company's assets and businesses and will be prevented from obtaining appropriate consideration for their shares of Corporate Express common stock.

          24. Unless enjoined by this Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the other members of the Class, and may consummate the proposed transaction which will exclude the Class from its fair proportionate share of the Company's valuable assets and businesses, and/or benefit defendants in the unfair manner complained of herein, all to the irreparable harm of the Class, as aforesaid.

          25.  Plaintiff and the Class have no adequate remedy at law.

                               PRAYER FOR RELIEF
                               -----------------

          WHEREFORE, plaintiff demands judgment and preliminary and permanent relief, including injunctive relief, in his favor and in favor of the Class and against defendants as follows:

          A. Declaring that this action is properly maintainable as a class action;

          B. Declaring and decreeing that the merger agreement was entered into in breach of the fiduciary duties of the Individual Defendants and is therefore unlawful and unenforceable;

          C.   Enjoining defendants from proceeding with the merger agreement;

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          D.   Enjoining defendants from consummating the merger, or a business combination with a third party, unless and until the Company adopts and implements a procedure or process, such as an auction, to obtain the highest possible price for the Company;

          E. Directing the Individual Defendants to exercise their fiduciary duties to obtain a transaction which is in the best interests of shareholders until the process for the sale or auction of the Company is completed and the highest possible price is obtained;

          F. Rescinding, to the extent already implemented, the merger agreement or any of the terms thereof;

          G.   Awarding plaintiff and the Class appropriate damages;

          H. Awarding plaintiff the costs and disbursements of this action, including reasonable attorneys' and experts' fees; and

          I. Granting such other and further relief as this Court may deem just and proper.

                                  JURY DEMAND
                                  -----------

     Plaintiff demands a trial by jury.

     DATED this 13th day of July, 1999.

                              DYER DONNELLY

                                /s/ Robert J. Dyer, III
                              -----------------------------------------
                              ROBERT J. DYER III #5734
                              JEFFREY A. BERENS #28007
                              801 East 17/th/ Avenue
                              Denver, CO 80218
                              Telephone: 303/861-3003

                              SCHIFFRIN & BARROWAY, LLP
                              MARC A. TOPAZ
                              STUART L. BERMAN
                              Three Bala Plaza East, Suite 400
                              Bala Cynwyd, PA 19004
                              Telephone: 610/667-7706

                              MILBERG WEISS BERSHAD HYNES & LERACH  LLP
                              WILLIAM S. LERACH
                              DARREN J. ROBBINS
                              WILLIAM J. DOYLE II
                              600 West Broadway, Suite 1800
                              San Diego, CA 92101
                              Telephone: 619/231-1058

                              Attorneys for Plaintiff

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Plaintiff's Address:
-------------------

402 Highway Avenue
Riverton, NJ 08077

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